Exhibit 99.1

SeaWorld Entertainment, Inc. Reports First Quarter 2023 Results

ORLANDO, FL, May 9, 2023 - SeaWorld Entertainment, Inc. (NYSE: SEAS), a leading theme park and entertainment company, today reported its financial results for the first quarter of 2023.

First Quarter 2023 Highlights

•
Attendance was 3.4 million guests, a decrease of approximately 25,000 guests from the first quarter of 2022.
•
Total revenue was a record $293.3 million, an increase of $22.7 million or 8.4% from the first quarter of 2022.
•
Net loss was $16.5 million, the second smallest net loss in the first quarter and an increase of $7.5 million from the first quarter of 2022.
•
Adjusted EBITDA[1] was a record $72.4 million, an increase of $6.5 million or 9.8% from the first quarter of 2022.
•
Total revenue per capita[2] increased 9.2% to a record $86.84 from the first quarter of 2022. Admission per capita[2] increased 9.4% to a record $48.51 while in-park per capita spending[2] increased 8.9% to a record $38.33 from the first quarter of 2022.

Other Highlights

•
Subsequent to March 31, 2023, the Company repurchased 235,000 shares for an aggregate total of approximately $13.9 million, leaving approximately $42.4 million remaining under the Share Repurchase Program as of May 4, 2023.
•
During the first quarter of 2023, the Company came to the aid of 85 animals in need in the wild. The total number of animals the Company has helped over its history is more than 40,000.

“We are pleased to report another quarter of record financial results despite adverse weather across a number of our markets, particularly in our California market and a shift in the timing of the opening of our new rides,” said Marc Swanson, Chief Executive Officer of SeaWorld Entertainment, Inc. “This is the 8th consecutive quarter where we have generated record financial results. We continued to drive growth in total per capita spending in the quarter demonstrating the effectiveness of our revenue strategies, our pricing power and the strength of consumer spending in our parks.”

“Looking ahead, we are very encouraged by our group booking trends which are running well ahead of 2022 and we are really excited about our 2023 lineup of new rides, attractions and events – several of which are some of the most anticipated rides of 2023 - and looking forward to most of them opening in the coming weeks. On the international front, we are also very thrilled for the opening of the fourth SeaWorld park and first SeaWorld branded park outside of the United States in Abu Dhabi on May 23, 2023.”

"I am very excited about the significant investments we are making and the many initiatives we have underway across our business that we expect will improve the guest experience, allow us to generate more revenue and make us a more efficient and more profitable enterprise. We are building an even stronger and more resilient business that we are confident will deliver improved operational and financial results and meaningful increases in shareholder value. I want to thank our ambassadors for their ongoing efforts as we prepare for what we anticipate will be another busy summer season. We continue to expect to deliver meaningful growth and new records in revenue and Adjusted EBITDA for 2023,” concluded Swanson.

[1] This earnings release includes Adjusted EBITDA, Covenant Adjusted EBITDA and Free Cash Flow which are financial measures that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). See “Statement Regarding Non-GAAP Financial Measures and Key Performance Metrics” section and the financial statement tables for the definitions of Adjusted EBITDA, Covenant Adjusted EBITDA and Free Cash Flow and the reconciliation of these measures for historical periods to their respective most comparable financial measures calculated in accordance with GAAP.

[2] This earnings release includes key performance metrics such as total revenue per capita, admissions per capita and in-park per capita spending. See “Statement Regarding Non-GAAP Financial Measures and Key Performance Metrics” section for definitions and further details.

For 2023, the Company has a truly exciting line-up of new rides, attractions, events and upgrades, including four of the most anticipated roller coasters of 2023 according to USA Today:

•
In February, Busch Gardens Tampa opened the Serengeti Flyer, the world’s tallest and fastest Screaming Swing that takes riders up 135 feet at speeds reaching 68 miles per hour.
•
In March, Aquatica San Antonio opened Kata's Kookaburra Cove, a newly expanded and upgraded 3,000-square-foot area with multiple unique water play elements, water spouts, all-new private cabanas, a fully-themed splashpad and multiple shade structures.
•
This month, SeaWorld Orlando will open Pipeline: The Surf Coaster, the first-of-its-kind surf coaster, with seats in a surfing position that rise and fall to mimic the sensation of riding a wave. The coaster will accelerate riders to 60 miles per hour through five air-time moments and an innovative 'wave curl' inversion; Busch Gardens Williamsburg will open DarKoaster, the first all-indoor straddle coaster in North America where riders experience four launches at speeds up to 36 miles per hour through over 2,400 feet of track; Aquatica Orlando will open Turi's Kid Cove, an all-new water play area will feature watering palms, tipping buckets, spraying jets, water bobbles, and more; and Sesame Place Philadelphia will open Bert & Ernie's Splashy Shores, a water play area featuring water umbrellas, tipping buckets, spraying jets, water bobbles and a spraying water tower.
•
Later this spring and summer, SeaWorld San Diego will open Arctic Rescue, the fastest and longest straddle coaster on the West Coast that takes riders through three launches at speeds up to 40 miles per hour; Water Country USA will open Riptide Race, the first dueling pipeline slide in Virginia; and Sesame Place San Diego will open The Count's Splash Castle, an enhanced water play area and expanded play structure which features three tipping buckets, four water slides and over 100 other water play elements; and we anticipate that SeaWorld San Antonio will open Catapult Falls: the world’s first launched flume coaster features the world's steepest flume drop, North America's only flume with a vertical lift, and the tallest flume drop in Texas.

The Company’s results of operations for the first quarter of fiscal 2023 and 2022 continued to be impacted by the global COVID-19 pandemic due in part to a decline in international attendance from historical levels.

First Quarter 2023 Results

In the first quarter of 2023, the Company hosted approximately 3.4 million guests, generated record total revenues of $293.3 million, net loss of $16.5 million and record Adjusted EBITDA of $72.4 million. Attendance decreased approximately 25,000 guests when compared to the first quarter of 2022. The decrease in attendance was primarily due to adverse weather across a number of our markets, particularly at our California parks, including during peak visitation periods. Attendance was also likely impacted unfavorably by the timing of new ride openings in 2023 compared with 2022.

The increase in total revenue of $22.7 million compared to the first quarter of 2022 was primarily a result of increases in admission per capita (defined as admissions revenue divided by total attendance) and in-park per capita spending (defined as food, merchandise and other revenue divided by total attendance). Admission per capita increased primarily due to the realization of higher prices in our admission products resulting from our strategic pricing efforts, along with the net impact of the admissions product mix when compared to the prior year quarter. In park per capita spending improved primarily due to an increase in revenue related to the Company's international services agreements and pricing initiatives when compared to the first quarter of 2022. Adjusted EBITDA was positively impacted by the increase in total revenue resulting from improvement in total revenue per capita partially offset by an increase in expenses. The increase in expenses is primarily due to increased labor-related costs due to more optimal staffing, partially offset by decreased marketing-related costs and the impact of cost savings and efficiency initiatives when compared to the first quarter of 2022.

	For the Three Months Ended March 31,		Change
	2023	2022	%
(Unaudited, in millions, except per share and per capita amounts)
Total revenues	$293.3	$270.7	8.4%
Net loss	$(16.5)	$(9.0)	(83.2%)
Net loss per share, diluted	$(0.26)	$(0.12)	(116.7%)
Adjusted EBITDA	$72.4	$65.9	9.8%
Net cash provided by operating activities	$50.3	$70.8	(29.0%)
Attendance	3.38	3.40	(0.7%)
Total revenue per capita	$86.84	$79.54	9.2%
Admission per capita	$48.51	$44.33	9.4%
In-Park per capita spending	$38.33	$35.21	8.9%

Share Repurchases

Subsequent to March 31, 2023, the Company repurchased 235,000 shares for an aggregate total of approximately $13.9 million, leaving approximately $42.4 million remaining under the Share Repurchase Program as of May 4, 2023.

Other

As of March 31, 2023, the Company’s current deferred revenue balance was $212.8 million, an increase of approximately 2.3% when compared to March 31, 2022.

Rescue Efforts

In the first quarter of 2023, the Company came to the aid of 85 animals in need in the wild. The total number of animals the Company has helped over its history is more than 40,000.

The Company is a leader in animal rescue. Working in partnership with state, local and federal agencies, the Company’s rescue teams are on call 24 hours a day, seven days a week, 365 days a year. Consistent with its mission to protect animals and their ecosystems, rescue teams mobilize and often travel hundreds of miles to help ill, injured, orphaned or abandoned wild animals in need of the Company’s expert care, with the goal of returning them to their natural habitat.

Conference Call

The Company will hold a conference call today, Tuesday, May 9, 2023, at 9 a.m. Eastern Time to discuss its first quarter 2023 financial results. The conference call will be broadcast live on the Internet and the release and conference call can be accessed via the Company’s website at www.SeaWorldInvestors.com. For those unable to participate in the live webcast, a replay will be available beginning at approximately 12 p.m. Eastern Time on May 9, 2023, under the "Events & Presentations" tab of www.SeaWorldInvestors.com. A replay of the call can also be accessed telephonically from 12 p.m. Eastern Time on May 9, 2023, through 11:59 p.m. Eastern Time on May 16, 2023, by dialing (877) 344-7529 from anywhere in the U.S., (855) 669-9658 from anywhere in Canada, or (412) 317-0088 from international locations and entering the conference code 9243691.

Statement Regarding Non-GAAP Financial Measures

This earnings release and accompanying financial statement tables include several non-GAAP financial measures, including Adjusted EBITDA, Covenant Adjusted EBITDA and Free Cash Flow. Adjusted EBITDA, Covenant Adjusted EBITDA and Free Cash Flow are not recognized terms under GAAP, should not be considered in isolation or as a substitute for a measure of financial performance or liquidity prepared in accordance with GAAP and are not indicative of net income or loss or net cash provided by operating activities as determined under GAAP.

Adjusted EBITDA, Covenant Adjusted EBITDA, Free Cash Flow and other non-GAAP financial measures have limitations that should be considered before using these measures to evaluate a company’s financial performance or liquidity. Adjusted EBITDA, Covenant Adjusted EBITDA and Free Cash Flow as presented, may not be comparable to similarly titled measures of other companies due to varying methods of calculation.

Management believes the presentation of Adjusted EBITDA is appropriate as it eliminates the effect of certain non-cash and other items not necessarily indicative of the Company’s underlying operating performance. Management uses Adjusted EBITDA in connection with certain components of its executive compensation program. In addition, investors, lenders, financial analysts and rating agencies have historically used EBITDA-related measures in the Company’s industry, along with other measures, to estimate the value of a company, to make informed investment decisions and to evaluate companies in the industry.

Management believes the presentation of Covenant Adjusted EBITDA for the last twelve months is appropriate as it provides additional information to investors about the calculation of, and compliance with, certain financial covenants in the Company’s credit agreement governing its Senior Secured Credit Facilities and the indentures governing its Senior Notes and First-Priority Senior Secured Notes (collectively, the “Debt Agreements”). Covenant Adjusted EBITDA is a material component of these covenants.

Management believes that Free Cash Flow is useful to investors, equity analysts and rating agencies as a liquidity measure. The Company uses Free Cash Flow to evaluate its ability to generate cash flow from business operations. Free Cash Flow does not represent the residual cash flow available for discretionary expenditures, as it excludes certain expenditures such as mandatory debt service requirements, which are significant. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP. Free Cash Flow as defined above may differ from similarly titled measures presented by other companies.

This earnings release includes several key performance metrics including total revenue per capita (defined as total revenue divided by attendance), admission per capita (defined as admissions revenue divided by attendance) and in-park per capita spending (defined as food, merchandise and other revenue divided by attendance). These performance metrics are used by management to assess the operating performance of its parks on a per attendee basis and to make strategic operating decisions. Management believes the presentation of these performance metrics is useful and relevant for investors as it provides investors the ability to review financial performance in the same manner as management and provides investors with a consistent methodology to analyze revenue between periods on a per attendee basis. In addition, investors, lenders, financial analysts and rating agencies have historically used similar per-capita related performance metrics to evaluate companies in the industry.

About SeaWorld Entertainment, Inc.

SeaWorld Entertainment, Inc. (NYSE: SEAS) is a leading theme park and entertainment company providing experiences that matter, and inspiring guests to protect animals and the wild wonders of our world. The Company is one of the world’s foremost zoological organizations and a global leader in animal welfare, training, husbandry and veterinary care. The Company collectively cares for what it believes is one of the largest zoological collections in the world and has helped lead advances in the care of animals. The Company also rescues and rehabilitates marine and terrestrial animals that are ill, injured, orphaned or abandoned, with the goal of returning them to the wild. The SeaWorld® rescue team has helped over 40,000 animals in need over the Company’s history. SeaWorld Entertainment, Inc. owns or licenses a portfolio of recognized brands including SeaWorld®, Busch Gardens®, Aquatica®, Sesame Place® and Sea Rescue®. Over its more than 60-year history, the Company has built a diversified portfolio of 12 destination and regional theme parks that are grouped in key markets across the United States, many of which showcase its one-of-a-kind zoological collection. The Company’s theme parks feature a diverse array of rides, shows and other attractions with broad demographic appeal which deliver memorable experiences and a strong value proposition for its guests.

Copies of this and other news releases as well as additional information about SeaWorld Entertainment, Inc. can be obtained online at www.seaworldentertainment.com. Shareholders and prospective investors can also register to automatically receive the Company’s press releases, SEC filings and other notices by e-mail by registering at that website.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of the federal securities laws. The Company generally uses the words such as “might,” “will,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “guidance,” “targeted,” “goal” and variations of such words or similar expressions in this press release and any attachment to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, expectations, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, earnings guidance, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management’s control. All expectations, beliefs, estimates and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other important factors, many of which are beyond management’s control, that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: a decline in discretionary consumer spending or consumer confidence, including any unfavorable impacts from Federal Reserve interest rate actions and inflation which may influence discretionary spending, unemployment or the overall economy; various factors beyond the Company’s control adversely affecting attendance and guest spending at its theme parks, including, but not limited to, weather, natural disasters, labor shortages, inflationary pressures, supply chain delays or shortages, foreign exchange rates, consumer confidence, the potential spread of travel-related health concerns including pandemics and epidemics, travel related concerns, adverse general economic related factors including increasing interest rates, economic uncertainty, and recent geopolitical events outside of the United States, and governmental actions; failure to hire and/or retain employees; increased labor costs, including minimum wage increases, and employee health and welfare benefit costs; complex federal and state regulations governing the treatment of animals, which can change, and claims and lawsuits by activist groups before government regulators and in the courts; activist and other third-party groups and/or media can pressure governmental agencies, vendors, partners, guests and/or regulators, bring action in the courts or create negative publicity about us; incidents or adverse publicity concerning the Company’s theme parks, the theme park industry and/or zoological facilities; a significant portion of the Company’s revenues have historically been generated in the States of Florida, California and Virginia, and any risks affecting such markets, such as natural disasters, closures due to pandemics, severe weather and travel-related disruptions or incidents; technology interruptions or failures that impair access to the Company’s websites and/or information technology systems; cyber security risks to the Company or the Company third-party service providers, failure to maintain or protect the integrity of internal, employee or guest data, and/or failure to abide by the evolving cyber security regulatory environment; inability to compete effectively in the highly competitive theme park industry; interactions between animals and the Company’s employees and it’s guests at attractions at the Company’s theme parks; animal exposure to infectious disease; high fixed cost structure of theme park operations; seasonal fluctuations in operating results; changing consumer tastes and preferences; inability to remediate an identified material weakness on a timely basis; inability to grow the Company’s business or fund theme park capital expenditures; inability to realize the benefits of developments, restructurings, acquisitions or other strategic initiatives, and the impact of the costs associated with such activities; the effects of the global Coronavirus (“COVID-19”) pandemic, or any related mutations of the virus on the Company’s business and the economy in general; adverse litigation judgments or settlements; inability to protect the Company’s intellectual property or the infringement on intellectual property rights of others; the loss of licenses and permits required to exhibit animals or the violation of laws and regulations; unionization activities and/or labor disputes; inability to maintain certain commercial licenses; restrictions in the Company’s debt agreements limiting flexibility in operating the Company’s business; inability to retain the Company’s current credit ratings; the Company’s leverage and interest rate risk; the ability of Hill Path Capital LP and its affiliates to significantly influence the Company’s decisions and their interests may conflict with the Company or yours in the future; inadequate insurance coverage; inability to purchase or contract with third party manufacturers for rides and attractions, construction delays or impacts of supply chain disruptions on existing or new rides and attractions; environmental regulations, expenditures and liabilities; suspension or termination of any of the Company’s business licenses, including by legislation at federal, state or local levels; delays, restrictions or inability to obtain or maintain permits; financial distress of strategic partners or other counterparties; tariffs or other trade restrictions; actions of activist stockholders; the policies of the U.S. President and his administration or any changes to tax laws; changes in the method for determining LIBOR and any future replacement of LIBOR may affect the Company’s cost of capital; changes or declines in the Company’s stock price, as well as the risk that securities analysts could downgrade the Company’s stock or the Company’s sector; risks associated with the Company’s capital allocation plans and share repurchases, including the risk that the Company’s share repurchase program could increase volatility and fail to enhance stockholder value and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” in the Company’s most recently available Annual Report on Form 10-K, as such risks, uncertainties and factors may be updated in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”). Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this press release. There can be no assurance that (i) the Company has correctly measured or identified all of the factors affecting its business or the extent of these factors’ likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company’s strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the SEC (which are available from the SEC’s EDGAR database at www.sec.gov and via the Company’s website at www.seaworldinvestors.com).

CONTACT:

Investor Relations:

Matthew Stroud

Investor Relations

855-797-8625

Investors@SeaWorld.com

Media:

Lisa Cradit

SVP – Head of Communications

(646) 245-2476

Lisa.cradit@seaworld.com

Libby Panke

FleishmanHillard

(314) 719-7521

Libby.Panke@fleishman.com

SEAWORLD ENTERTAINMENT, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	For the Three Months Ended March 31,		Change
	2023	2022	#	%
Net revenues:
Admissions	$163,863	$150,862	$13,001	8.6%
Food, merchandise and other	129,483	119,831	9,652	8.1%
Total revenues	293,346	270,693	22,653	8.4%
Costs and expenses:
Cost of food, merchandise and other revenues	23,221	23,040	181	0.8%
Operating expenses (exclusive of depreciation and amortization shown separately below)	172,674	152,925	19,749	12.9%
Selling, general and administrative expenses	48,281	46,059	2,222	4.8%
Severance and other separation costs(a)	4	30	(26)	(86.7%)
Depreciation and amortization	37,394	38,612	(1,218)	(3.2%)
Total costs and expenses	281,574	260,666	20,908	8.0%
Operating income	11,772	10,027	1,745	17.4%
Other expense (income), net	46	(12)	58	NM
Interest expense	36,401	25,370	11,031	43.5%
Loss before income taxes	(24,675)	(15,331)	(9,344)	(60.9%)
Benefit from income taxes	(8,208)	(6,344)	(1,864)	(29.4%)
Net loss	$(16,467)	$(8,987)	$(7,480)	(83.2%)

Loss per share:
Net loss per share, basic	$(0.26)	$(0.12)
Net loss per share, diluted	$(0.26)	$(0.12)

Weighted average common shares outstanding:
Basic	63,978	75,624
Diluted (b)	63,978	75,624

SEAWORLD ENTERTAINMENT, INC. AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands)

	For the Three Months Ended March 31,		Change		Last Twelve Months Ended March 31,
	2023	2022	#	%	2023
Net (loss) income	$(16,467)	$(8,987)	$(7,480)	(83.2%)	$283,710
(Benefit from) provision for income taxes	(8,208)	(6,344)	(1,864)	(29.4%)	97,019
Interest expense	36,401	25,370	11,031	43.5%	128,532
Depreciation and amortization	37,394	38,612	(1,218)	(3.2%)	151,402
Equity-based compensation expense (c)	5,205	7,877	(2,672)	(33.9%)	17,085
Loss on impairment or disposal of assets and certain non-cash expenses(d)	3,667	4,604	(937)	(20.4%)	13,281
Business optimization, development and strategic initiative costs (e)	9,425	3,604	5,821	161.5%	25,667
Certain investment costs and other taxes	48	401	(353)	(88.0%)	775
COVID-19 related incremental costs(f)	3,583	350	3,233	NM	9,922
Other adjusting items	1,364	453	911	NM	7,324
Adjusted EBITDA (g)	$72,412	$65,940	$6,472	9.8%	$734,717
Items added back to Covenant Adjusted EBITDA as defined in the Debt Agreements:
Estimated cost savings (h)					23,300
Other adjustments as defined in the Debt Agreements (i)					9,342
Covenant Adjusted EBITDA (j)					$767,359

	For the Three Months Ended March 31,		Change
	2023	2022	#	%
Net cash provided by operating activities	$50,296	$70,794	$(20,498)	(29.0%)
Capital expenditures	69,758	35,110	34,648	98.7%
Free Cash Flow (k)	$(19,462)	$35,684	$(55,146)	NM

SEAWORLD ENTERTAINMENT, INC. AND SUBSIDIARIES

UNAUDITED BALANCE SHEET DATA

(In thousands)

	As of March 31, 2023	As of December 31, 2022
Cash and cash equivalents	$54,761	$79,196
Total assets	$2,353,880	$2,325,787
Deferred revenue	$212,799	$169,535
Long-term debt, including current maturities:
Term B Loans	$1,182,000	$1,185,000
Senior Notes	725,000	725,000
First-Priority Senior Secured Notes	227,500	227,500
Total long-term debt, including current maturities	$2,134,500	$2,137,500
Total stockholders' deficit	$(454,653)	$(437,664)

SEAWORLD ENTERTAINMENT, INC. AND SUBSIDIARIES

UNAUDITED CAPITAL EXPENDITURES DATA

(In thousands)

	For the Three Months Ended March 31,		Change
	2023	2022	#	%
Capital Expenditures:
Core(l)	56,268	23,020	33,248	144.4%
Expansion/ROI projects(m)	13,490	12,090	1,400	11.6%
Capital expenditures, total	$69,758	$35,110	$34,648	98.7%

SEAWORLD ENTERTAINMENT, INC. AND SUBSIDIARIES

UNAUDITED OTHER DATA

(In thousands, except per capita amounts)

	For the Three Months Ended March 31,		Change
	2023	2022	#	%
Attendance	3,378	3,403	(25)	(0.7%)
Total revenue per capita (n)	$86.84	$79.54	$7.30	9.2%
Admission per capita (o)	$48.51	$44.33	$4.18	9.4%
In-Park per capita spending (p)	$38.33	$35.21	$3.12	8.9%

NM-Not meaningful.

(a) Reflects restructuring and other separation costs and/or adjustments.

(b) During the three months ended March 31, 2023 and 2022, the Company excluded potentially dilutive shares of approximately 1.2 million and 1.6 million, respectively, from the calculation of diluted loss per share as their effect would have been anti-dilutive due to the Company’s net loss in those periods.

(c) Reflects non-cash equity compensation expenses and related payroll taxes associated with the grants of equity-based compensation.

(d) Includes approximately $2.3 million, $3.9 million and $4.9 million related to non-cash self-insurance reserve adjustments for the three months ended March 31, 2023 and 2022 and twelve months ended March 31, 2023, respectively. For the three months ended March 31, 2023 and 2022 and for the twelve months ended March 31, 2023, also includes non-cash expenses related to asset write-offs and costs related to certain rides and equipment which were removed from service.

(e) For the three and twelve months ended March 31, 2023, reflects business optimization, development and other strategic initiative costs primarily related to: (i) $6.6 million and $14.1 million, respectively of other business optimization costs and strategic initiative costs; and (ii) $2.8 million and $10.5 million, respectively of third-party consulting costs. For the three months ended March 31, 2022, reflects business optimization, development and other strategic initiative costs primarily related to $2.2 million of third-party consulting costs.

(f) For the three and twelve months ended March 31, 2023, primarily reflects costs associated with certain legal matters related to the previously disclosed temporary COVID-19 park closures. For the three months ended March 31, 2022, primarily relates to incremental non-recurring costs associated with the COVID-19 pandemic.

(g)Adjusted EBITDA is defined as net (loss) income before income tax expense, interest expense, depreciation and amortization, as further adjusted to exclude certain non-cash, and other items as described above.

(h) The Company’s Debt Agreements permit the calculation of certain covenants to be based on Covenant Adjusted EBITDA, as defined above, for the last twelve month period further adjusted for net annualized estimated savings the Company expects to realize over the following 24 month period related to certain specified actions, including restructurings and cost savings initiatives. These estimated savings are calculated net of the amount of actual benefits realized during such period. These estimated savings are a non-GAAP Adjusted EBITDA add-back item only as defined in the Debt Agreements and does not impact the Company’s reported GAAP net (loss) income.

(i) The Debt Agreements permit the Company’s calculation of certain covenants to be based on Covenant Adjusted EBITDA as defined above, for the last twelve-month period further adjusted for certain costs as permitted by the Debt Agreements including recruiting and retention expenses, public company compliance costs and litigation and arbitration costs, if any.

(j) Covenant Adjusted EBITDA is defined in the Debt Agreements as Adjusted EBITDA for the last twelve-month period further adjusted for net annualized estimated savings among other adjustments as described in footnote (h) and (i) above.

(k) Free Cash Flow is defined as net cash provided by operating activities less capital expenditures.

(l) Reflects capital expenditures during the respective period for park rides, attractions and maintenance activities.

(m) Reflects capital expenditures during the respective period for park expansion, new properties, revenue and/or expense return on investment (“ROI”) projects.

(n) Calculated as total revenues divided by attendance.

(o) Calculated as admissions revenue divided by attendance.

(p) Calculated as food, merchandise and other revenue divided by attendance.